EXHIBIT 5

STOLL KEENON OGDEN PLLC
300 West Vine Street, Ste. 2100
Lexington, Kentucky  40507

July 9, 2010

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Re:	Community Bank Shares of Indiana, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Community Bank Shares of Indiana, Inc., an Indiana corporation (the “Company”), in connection with the issuance and sale by the Company of up to 250,000 shares of common stock, $0.10 par value (the “Common Stock”).  A Registration Statement on Form S-3 with respect to the Common Stock has been filed by the Company with the Securities and Exchange Commission.

In our capacity as such counsel to the Company, we have familiarized ourselves with the corporate affairs of the Company and are familiar with the actions taken by the Company in connection with the aforementioned issuance and sale.  We have examined the original or certified copies of all such records and plans of the Company and all such certificates of public officials and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed.  In such examination, we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies.

Based on the foregoing, it is our opinion that:

1. The Company is a corporation and validly existing under the laws of the State of Indiana.

2. The Common Stock has been legally authorized by the Company and will, when sold in accordance with the Company’s Dividend Reinvestment Plan, be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.  We also hereby consent to the use of our name under “Legal Opinion” in the Prospectus constituting part of the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose conduct is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.

Very truly yours,

/s/ Stoll Keenon Ogden PLLC